UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2023

BurgerFi International, Inc.

(Exact name of registrant as specified in its charter)

001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 618-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 23, 2023, BurgerFi International Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Carl Bachmann, age 55, to serve as Chief Executive Officer of the Company, effective July 10, 2023 (the “Commencement Date”), to fill the vacancy created by the previously disclosed retirement of Ian Baines. Mr. Bachmann has served as the President and Chief Executive Officer of Smashburger, an American fast-casual burger restaurant chain since January 2019 and served as the Chief Operating Officer of Smashburger from January 2017 until January 2019.

There are no arrangements or understandings between Mr. Bachmann and any other person pursuant to which the Company agreed to hire Mr. Bachmann as the Chief Executive Officer of the Company, there are no family relationships between Mr. Bachmann and any director or executive officer of the Company and Mr. Bachmann does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Under the terms of the Agreement, Mr. Bachmann will earn a base salary of $525,000 (subject to annual review) and will be entitled to receive an annual performance bonus of up to fifty percent (50%) of his base salary based upon the achievement of performance objectives determined by the Compensation Committee of the Board of Directors (the “Board”) of the Company and the Board, which shall initially be determined based on the achievement of the key performance indicators as set forth in the Agreement. In addition, Mr. Bachmann is entitled to up to six months’ (or twelve months’ in the event of a change of control as defined in the Company’s 2020 Omnibus Equity Incentive Plan (the “Plan”)) severance and reimbursement of COBRA expenses in the event of termination of the Agreement by the Company without Cause (as defined in the Agreement) or by Mr. Bachmann for Good Reason (as defined in the Agreement) at any time following the Commencement Date.

Mr. Bachmann also has the ability to earn up to 500,000 shares of Company common stock through a restricted stock unit grant (“Restricted Stock Unit Grant”), subject to Mr. Bachmann’s achievement of certain key performance criteria as set forth in the Agreement, and an additional 500,000 shares of Company common stock through a time-based restricted stock unit grant (“Time-Based Restricted Stock Unit Grant”). Each of these grants would vest in five equal installments beginning on March 29 following the date of grant with an additional twenty percent (20%) vesting on each anniversary thereof for the following four years, subject to earlier vesting due to a change of control or certain termination events described below. Determinations regarding such grants have not yet been made.

Further, the Company agreed to, subject to Mr. Bachmann’s obligation to, on or before the Commencement Date, purchase shares of Company common stock in an open-market transaction in an amount equal to a minimum of $50,000 and a maximum of $100,000 (such final purchased amount, the “Open Market Purchase”), (i) as soon as practicable following the Commencement Date, grant to Mr. Bachmann the number of unrestricted shares of Company common stock equal to the Open Market Purchase and (ii) on the Company’s next regular payroll date following the Commencement Date, pay Mr. Bachmann a signing bonus (the “Signing Bonus”) in the amount of $100,000; provided, however, that Mr. Bachmann shall repay the gross amount of the Signing Bonus if, prior to the date that is six (6) months after the Commencement Date, Mr. Bachmann terminates his employment without Good Reason or the Company terminates Mr. Bachmann’s employment for Cause. Mr. Bachmann is also entitled to travel and housing expenses in the amount of up to $50,000 in the first twelve (12) months following the Commencement Date, subject to reduction thereafter to up to $25,000 per year if Mr. Bachmann establishes a residence near the Company’s headquarters.

During the term of Mr. Bachmann’s Agreement, Mr. Bachmann will be bound by confidentiality, non-competition and non-solicitation obligations. If (a) there is a Change of Control (as defined in the Plan) during the term of employment or (b) at any time on or before the one-year anniversary of the Commencement Date, the Agreement is terminated by the Company without Cause or by Mr. Bachmann for Good Reason, all unearned restricted stock units awarded under the Restricted Stock Unit Grant and Time-Based Restricted Stock Unit Grant that could vest during the calendar year in which the Change of Control or termination occurs shall be deemed to have been earned and vested immediately prior to the Change of Control or termination.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued May 30, 2023 announcing Mr. Bachmann’s appointment.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Age”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated May 23, 2023, by and between BurgerFi International, Inc. and Carl Bachmann.

99.1	Press Release, dated May 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2023

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp, Chief Legal Officer & Corporate Secretary